                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Innoveda, Inc. on form S-8 of our report dated February 25, 2000 (March 23, 2000 as to Note 14), relating to the consolidated financial statements of Viewlogic Systems, Inc. (which expresses an unqualified opinion and includes an explanatory paragraph referring to the basis of presentation discussed in
Note 1 to the consolidated financial statements), appearing in the Current Report on Form 8-K/A of Innoveda, Inc. dated May 15, 2000.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 8, 2000